Exhibit 11



                        Loss Per Share


                                                                 1995                 1996                 1997
                                                            ---------------     ----------------     -----------------
Net Loss..................................................  $    (1,767,692)    $    (2,512,833)     $       (4,055,740)
                                                            ===============     ===============      ==================
Weighted average shares outstanding.......................        3,812,000           4,306,000               4,792,000
                                                            ===============     ===============      ==================
Basic and diluted net loss per share (a)                    $         (0.46)    $         (0.58)     $            (0.85)
                                                            ===============     ===============      ==================


(a) Stock options and warrants have not been included in the calculation of diluted earnings per share as their inclusion would be antidilutive.